Exhibit 1(c)

                              ARTICLES OF AMENDMENT

                                       OF

                            SCUDDER GLOBAL FUND, INC.

         SCUDDER GLOBAL FUND, INC., a Maryland corporation (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (which is hereinafter referred to as the "SDAT") that:

         FIRST: The Charter of the Corporation is hereby amended to change the name of the Corporation from Scudder Global Fund, Inc. to Global/International Fund, Inc., and from and after the date of acceptance of these Articles of Amendment by the SDAT, Article Second of the Charter is hereby deleted in its entirety and in lieu thereof the following is substituted:

                  "Second: Name. The name of the Corporation is

                        Global/International Fund, Inc."

         SECOND: A majority of the entire Board of Directors of the Corporation, pursuant to and in accordance with the Charter and Bylaws of the Corporation and the Maryland General Corporation Law (the "MGCL"), duly approved the foregoing amendment, and (i) the amendment is limited to changes expressly permitted by
Section 2-605 of the MGCL to be made without action by the stockholders of the Corporation, and (ii) the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

         IN WITNESS WHEREOF, Scudder Global Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 29th day of May 1998; and its Vice President acknowledges that these Articles of Amendment are the act of Scudder Global Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:                                    SCUDDER GLOBAL FUND, INC.


/s/Caroline Pearson                        By: /s/Thomas F. McDonough (SEAL)
-------------------                           ---------------------------------
Caroline Pearson, Assistant Secretary        Thomas F. McDonough, Vice President